 Filed Pursuant to Rule 424(b)(2)
 Registration Statement No. 333 – 277564
Prospectus Supplement
(To prospectus dated March 1, 2024)
Arrow Electronics, Inc.
$500,000,000 5.875% Notes due 2034
Issue price: 99.970%
Interest payable April 10 and October 10
We are offering $500,000,000 of our 5.875% notes due 2034 (the “notes”). We will pay interest on the notes on April 10 and October 10 of each year, beginning October 10, 2024. The notes will mature on April 10, 2034. The notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
We may redeem the notes, in whole at any time or in part from time to time, on any date prior to their maturity at the applicable redemption price described in this prospectus supplement.
The notes will be unsecured and unsubordinated and will rank equally with all our other existing and future unsecured and unsubordinated indebtedness.
See “Risk factors” beginning on page S-4, as well as the risks set forth in our other filings with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of certain risks that should be considered in connection with an investment in the notes.
Neither the SEC nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per note	Total
Public offering price(1)	99.970%	$499,850,000
Underwriting discount	0.650%	$3,250,000
Proceeds, before expenses, to Arrow Electronics, Inc.(1)	99.320%	$496,600,000

(1)
Plus accrued interest from April 10, 2024, if settlement occurs after that date.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.
The underwriters expect to deliver the notes to purchasers through the book-entry delivery system of The Depository Trust Company (“DTC”) and its participants, including Euroclear and Clearstream, on or about April 10, 2024.
Joint Book-Running Managers
J.P. Morgan	BNP PARIBAS	HSBC

Co-Managers
Goldman Sachs & Co. LLC	SMBC Nikko	Standard Chartered Bank	Wells Fargo Securities
April 1, 2024

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes we are offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to the notes we are offering in this prospectus supplement. See “Description of Debt Securities” in the accompanying prospectus.
We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. We and the underwriters have not authorized anyone to give you any other information, and we and the underwriters take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer of the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus filed by us with the SEC is only accurate as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
If the information in this prospectus supplement varies from the information in the accompanying prospectus, you should rely on the information in this prospectus supplement. If the information set forth in this prospectus supplement varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document.
As used in this prospectus supplement, the terms “Arrow,” “the Company,” “we,” “us” and “our” refer to Arrow Electronics, Inc. and its subsidiaries, unless the context indicates otherwise.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other documents with the SEC, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov.
You may obtain a copy of any of our filings with the SEC, or any of the agreements or other documents that constitute exhibits to those filings, without charge, by request directed to us at the following address and telephone number:
Arrow Electronics, Inc.
9151 E Panorama Circle
Centennial, Colorado 80112
(303) 824-4000
Attention: Investor Relations
Copies of these filings are also available from our website at http://investor.arrow.com. We do not intend this internet address to be an active link or to otherwise incorporate the contents of the website, or anything accessible through the website, into this prospectus supplement or the accompanying prospectus.
The SEC allows us to “incorporate by reference” in this prospectus supplement the information that we file with them, which means that we can disclose important information to you by referring you to those reports. Accordingly, we are incorporating by reference in this prospectus supplement the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act; provided, however, that we are not incorporating by reference any documents or information that are deemed to be furnished and not filed with the SEC:
(1)
Our Annual Report on Form 10-K for the year ended December 31, 2023, including those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 26, 2024 that are specifically incorporated by reference into such Annual Report on Form 10-K, and

(2)
Our Current Reports on Form 8-K filed with the SEC on January 2, 2024 and February 22, 2024.

S-ii

The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained directly in this prospectus supplement. Any information that we file later with the SEC will automatically update and supersede this information.

S-iii

FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the information we incorporate by reference herein or therein, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act. of 1934, as amended (the “Exchange Act”). Forward looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as “expects,” “anticipates,” “intends,” “plans,” “may,” “will,” “believes,” “seeks,” “estimates” and similar expressions. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: unfavorable economic conditions; disruptions or inefficiencies in the supply chain; political instability; impacts of military conflict and sanctions; industry conditions; changes in product supply, pricing and customer demand; competition; other vagaries in the global components and the global enterprise computing solutions (“ECS”) markets; deteriorating economic conditions, including economic recession, inflation, tax rates, foreign currency exchange rates, or the availability of capital; the effects of natural or man-made catastrophic events; changes in relationships with key suppliers; increased profit margin pressure; changes in legal and regulatory matters; non-compliance with certain regulations, such as export, antitrust, and anti-corruption laws; foreign tax and other loss contingencies; breaches of security or privacy of business information; outbreaks, epidemics, pandemics, or public health crises; and the company’s ability to generate positive cash flow. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other filings we make with the SEC incorporated by reference in this prospectus supplement and the accompanying prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any of the forward-looking statements.

S-iv

SUMMARY
This summary highlights selected information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and may not contain all the information that is important to you. You should read the following summary together with the more detailed information and financial statements and notes to the financial statements contained elsewhere or incorporated by reference in this prospectus supplement or the accompanying prospectus, as described under the heading “Where you can find more information” in this prospectus supplement and the accompanying prospectus. To fully understand this offering, you should read all these documents.
Company overview
We are a global provider of products, services, and solutions to industrial and commercial users of electronic components and enterprise computing solutions. We have one of the world’s broadest portfolios of product offerings available from leading electronic components and enterprise computing solutions suppliers. Coupled with a range of services, solutions and software, we help industrial and commercial customers introduce innovative products, reduce their time to market, and enhance their overall competitiveness. We were incorporated in New York in 1946.
Our diverse worldwide customer base consists of original equipment manufacturers (“OEMs”), value-added resellers (“VARs”), managed service providers (“MSPs”), contract manufacturers (“CMs”), and other commercial customers. These customers include manufacturers of industrial equipment (such as machine tools, factory automation, and robotic equipment) and products serving industries ranging from industrial, automotive and transportation, telecommunications, and consumer electronics, among others.
We have two reportable segments, the global components business and our global enterprise computing solutions (“ECS”) business. We distribute electronic components to OEMs and CMs through our global components reportable segment and provide enterprise computing solutions to VARs and MSPs through our global ECS reportable segment. For 2023, approximately 77% of the company’s sales were from the global components reportable segment, and approximately 23% of the company’s sales were from the global ECS reportable segment.
We maintain over 180 sales facilities and 39 distribution and value-added centers, serving over 85 countries. We have operations in each of the three largest electronics markets; the Americas; Europe, Middle East, and Africa; and Asia-Pacific regions. Arrow’s business strategy is to be the premier, technology-centric, go-to-market and supply chain services company on the planet. We guide innovation forward by helping our customers in the areas of industrial automation, edge computing, cloud computing, and smart and connected devices, homes, cities, and transportation to deliver new technologies that improve businesses’ performance and consumers’ lives. We aggregate disparate sources of electronics components, infrastructure software, and IT hardware to increasingly provide complete solutions for customers on behalf of our suppliers. We aim to accelerate our customers’ time to market, enable secure and consistent supply chains, and drive growth on behalf of our suppliers.

THE OFFERING
The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the notes, see “Description of the notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. In this “offering” section, the terms “the Company,” “we,” “us” or “our” refer to Arrow Electronics, Inc. and not to our subsidiaries.
Issuer
Arrow Electronics, Inc.
Securities
$500,000,000 aggregate principal amount of the 5.875% notes due April 10, 2034.
Maturity
The notes will mature on April 10, 2034.
Interest payment dates
April 10 and October 10 of each year, commencing October 10, 2024.
Optional redemption
We may redeem the notes at our option, in whole or in part, at any time and from time to time, at the applicable redemption price described under “Description of the notes — Optional redemption” in this prospectus supplement.
Ranking
The notes:
•
are unsecured;

•
rank equally with all our existing and future unsecured and unsubordinated debt;

•
rank senior to any future subordinated debt; and

•
rank effectively junior to any existing and future secured debt and to all existing and future debt and other liabilities of our subsidiaries.

Covenants
We will issue the notes under an indenture containing covenants for your benefit. These covenants restrict our ability, with certain important exceptions, to:
•
incur debt secured by liens;

•
engage in sale/lease-back transactions; or

•
merge or consolidate with another entity or sell substantially all of our assets to another entity.

Change of control
Upon the occurrence of a Change of Control Triggering Event (as described in “Description of the notes — Change of control offer”), we will be required to offer to purchase some or all of your notes at 101% of their principal amount, plus accrued and unpaid interest to the date of purchase.
Use of proceeds
We expect to use a portion of the net proceeds from this offering to repay all of our outstanding 6.125% notes due 2026 (the “2026 notes”). Pending such application of the net proceeds, we may invest the net proceeds in short-term interest-bearing accounts, securities or similar investments. We may apply the remaining net proceeds for general corporate purposes, which may include acquisitions or the repayment of other indebtedness, including the repurchase or redemption of existing notes. See “Use of proceeds.”
Issuance of additional notes
We may from time to time, without notice to or the consent of the holders, increase the aggregate amount of outstanding notes by issuing additional notes in the future on the same terms and conditions as the notes except for any differences in the issue price and interest accrued prior to the issue date of such additional notes.
Form and denomination
The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Risk factors
See “Risk factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the notes.

RISK FACTORS
In connection with an investment in our notes, you should carefully consider the risks described below and in the documents incorporated by reference in the accompanying prospectus, including the risks described in our Annual Report on Form 10-K for the year ended December 31, 2023.
Risks related to the notes
The notes will not be guaranteed by any of our subsidiaries.
The notes will be our general unsecured obligations and will not be guaranteed by any of our subsidiaries. Accordingly, claims of holders of the notes will be structurally subordinated to the claims of creditors of these subsidiaries, including trade creditors. All obligations of these subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us to satisfy our obligations under the notes. In addition, the indenture governing the notes will not prohibit our subsidiaries from incurring additional indebtedness.
As of December 31, 2023, our subsidiaries had approximately $33.2 million of indebtedness (excluding intercompany liabilities) to which the notes would have been structurally subordinated.
There are limited covenants under the indenture.
We are not restricted under the indenture governing the notes from incurring additional debt. As of December 31, 2023, we had $2.2 billion of total long-term debt outstanding, excluding $2.0 billion of total availability under our revolving credit facility. As of December 31, 2023, we had no borrowings outstanding and $2.0 billion of total availability under our revolving credit facility.
The notes will be unsecured and effectively subordinated to any secured debt that we have issued or that we may issue in the future. As of December 31, 2023, we had $198 million of secured debt outstanding. We expect that we will from time to time incur additional debt and other liabilities. In addition, the indenture will not restrict us from paying dividends or issuing or repurchasing securities.
The holders of any secured debt that we may issue will have priority over unsecured creditors to the extent of the value of the assets securing that debt. In the event of our bankruptcy, liquidation or similar proceeding, the holders of secured debt that we may have issued will be entitled to proceed against their collateral, and that collateral may not be available for payment of unsecured debt, including the notes.
We may not be able to repurchase the notes upon a change of control.
Upon a Change of Control Triggering Event, we will be required to offer to purchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest. The source of funds for any such purchase of notes will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to satisfy our obligations to repurchase the notes upon a Change of Control Triggering Event because we may not have sufficient financial resources to purchase all of the notes that are tendered upon a Change of Control Triggering Event.
Your ability to transfer the notes may be limited by the absence of any trading markets for the notes.
There are no established trading markets for the notes and we have no plans to list the notes on a securities exchange. We have been advised by each underwriter that it presently intends to make a market in the notes of each series; however, no underwriter is obligated to do so. Any market making activity, if initiated, may be discontinued at any time, for any reason, without notice. If the underwriters cease to act as market makers for the notes for any reason, we cannot assure you that another firm or person will make a market in the notes of either series. The liquidity of any markets for the notes will depend on the number of holders of the notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. Active or liquid trading markets may not develop for the notes.

The market price of the notes may be volatile.
The market price of the notes will depend on many factors that may vary over time and some of which are beyond our control, including:
•
our financial performance;

•
the amount of indebtedness we and our subsidiaries have outstanding;

•
market interest rates;

•
the market for similar securities;

•
competition;

•
the size and liquidity of the market for the notes; and

•
general economic conditions.

As a result of these factors, you may only be able to sell your notes at a price below which you believe to be appropriate, including prices below the price you paid for them.
An increase in interest rates could result in a decrease in the relative value of the notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase these notes and market interest rates increase, the market value of your notes may decline. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market price of the notes. We cannot predict the future level of market interest rates.
Ratings of notes may not reflect all risks of an investment in the notes.
We expect that the notes will be rated by at least one nationally recognized statistical rating organization. The ratings of the notes will primarily reflect our financial strength and will change in accordance with the rating of our financial strength, but may not reflect the potential impact of all risks relating to the notes. Any rating is not a recommendation to purchase, sell or hold the notes. These ratings do not correspond to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety, and any such change could adversely affect the market price or liquidity of the notes. Each rating organization’s credit rating should be evaluated independently of any other rating organization’s credit rating.
Redemption may adversely affect your return on the notes.
We have the right to redeem the notes on the terms set forth in this prospectus supplement. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the notes.

USE OF PROCEEDS
We estimate that the net proceeds we will receive from the sale of the notes we are offering will be approximately $494.9 million after deducting underwriting discounts and commissions and our estimated offering expenses.
We expect to use a portion of the net proceeds from this offering to redeem all of our outstanding 2026 notes. As of the date of this offering, we have $500 million aggregate principal amount of 2026 notes outstanding. The 2026 notes bear interest at an annual rate of 6.125% and mature on March 1, 2026.
Pending the application of the net proceeds, we may invest the net proceeds in short-term interest-bearing accounts, securities or similar investments. We may apply the remaining net proceeds for general corporate purposes, which may include acquisitions or the repayment of other indebtedness, including the repurchase or redemption of any existing notes.

CAPITALIZATION
The following table sets forth our consolidated capitalization at December 31, 2023 and as adjusted to give effect to the issuance of the notes in this offering and the expected use of proceeds therefrom. This table should be read in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes of Arrow appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.
	December 31, 2023
	Actual (audited)	As Adjusted (unaudited)
	(dollars in millions)
Cash and cash equivalents	$218	$213
Short-term debt:
3.250% notes due 2024	499	499
Other short-term borrowings	1,155	1,155
Total Short-term borrowings, including current portion of long-term debt	1,654	1,654
Long-term debt:
North American asset securitization program	198	198
Revolving credit facility	—	—
4.000% notes due 2025	349	349
6.125% notes due 2026	498(a)	—(b)
7.500% senior debentures due 2027	110	110
3.875% notes due 2028	497	497
2.950% notes due 2032	495	495
5.875% notes due 2034 offered hereby	—	495(c)
Other obligations with various interest rates and due dates	7	7
Total long-term debt	2,154	2,151
Total debt	$3,808	$3,805
Total shareholders’ equity	5,805	5,804
Total capitalization	$9,613	$9,609

(a)
The face amount is $500.0 million. See “Use of Proceeds.”

(b)
Excludes payment of any redemption premium or accrued and unpaid interest.

(c)
Reflects the underwriting discount and deferred financing fees to be paid. The face amount is $500.0 million.

DESCRIPTION OF THE NOTES
We have summarized the material terms and provisions of the notes in this section, which supplements the terms of the debt securities contained in the accompanying prospectus. In addition to the material terms of the notes contained in this prospectus supplement, you should read the description of the indenture contained in the accompanying prospectus for additional information regarding your rights as a holder of the notes before you buy any of these notes. References in this section to “us,” “we” and “our” are solely to Arrow and not to our subsidiaries. In the event of any inconsistency between the terms of the notes contained in this prospectus supplement and the provisions of the indenture contained in the accompanying prospectus, the terms contained in this prospectus supplement shall control with respect to the notes.
General
The notes will mature on April 10, 2034 and will accrue interest from April 10, 2024 at a rate of 5.875% per annum. The notes will pay interest semiannually on April 10 and October 10 of each year, commencing on October 10, 2024 to the person in whose name the note is registered at the close of business on March 26 or September 25, whether or not a business day as the case may be. The amount of interest payable will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any interest payment date is not a business day, the payment will be made on the next succeeding day that is a business day, with no additional interest.
The notes will be issued as a separate series of debt securities under an indenture dated as of March 1, 2024 (the “base indenture”) between us and U.S. Bank Trust Company, National Association, as trustee (the “trustee”), as supplemented by a supplemental indenture with respect to the notes (the “supplemental indenture”). We refer to the base indenture and the supplemental indenture, collectively, as the “indenture.”
The notes will be our unsubordinated and unsecured indebtedness and will rank equally in right of payment with all of our existing and future unsubordinated and unsecured indebtedness. The notes will be effectively subordinated in right of payment to our secured indebtedness to the extent of the value of the collateral securing such indebtedness and to all liabilities, whether secured or unsecured, of our subsidiaries.
The notes are limited to an initial aggregate principal amount of $500,000,000. The notes will be issued in fully registered, book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
For the purpose of the notes, “business day” means any day except a Saturday, Sunday or a legal holiday in the City of New York, New York (or in connection with any payment, the place of payment) on which banking institutions are authorized or required by law, regulation or executive order to close.
Issuance of additional notes
We may from time to time, without notice to or the consent of the holders, increase the principal amount of notes by issuing additional notes in the future on the same terms and conditions as the notes except for any differences in the issue price and interest accrued prior to the issue date of such additional notes. Such additional notes will have the same CUSIP number as the notes, provided that any such additional notes that are not fungible with the notes for U.S. federal income tax purposes will be issued under a separate CUSIP number.
We may also, without the consent of the holders, issue other series of debt securities under the base indenture in the future on terms and conditions different from the notes offered hereby.
Optional redemption
We may redeem the notes at our option, in whole or in part, at any time and from time to time before January 10, 2034 (the date that is three months prior to the stated maturity of the notes) (the “Par Call Date”), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 25 basis points less

(b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, we may redeem the notes at our option, in whole or in part at any time, at 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities —  Treasury constant maturities — Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the maturity date of the notes (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the maturity date of the notes on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the maturity date of the notes, as applicable. If there is no United States Treasury security maturing on the maturity date of the notes but there are two or more United States Treasury securities with a maturity date equally distant from the maturity date of the notes, one with a maturity date preceding the maturity date of the notes and one with a maturity date following the maturity date of the notes, we shall select the United States Treasury security with a maturity date preceding the maturity date of the notes. If there are two or more United States Treasury securities maturing on the maturity date of the notes or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
In the case of a partial redemption, selection of the notes for redemption will be made pursuant to applicable depositary procedures. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Unless we default in payment of the redemption price, interest will cease to accrue on the notes or portions of the notes called for redemption.
Notice of any redemption of notes may, at our discretion, be given subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in us or another entity). If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived on or prior to the business day immediately preceding the relevant redemption date.
We shall notify holders of any such rescission as soon as practicable after we determine that such conditions precedent will not be able to be satisfied or we are not able or willing to waive such conditions precedent, in each case subject to applicable procedures of DTC. Once notice of redemption is mailed or sent, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price as set forth above.
Change of control offer
If a Change of Control Triggering Event (as defined below) occurs with respect to the notes, then, unless we have exercised our right to redeem the notes as described below, we will be required to make an offer to each holder of notes to purchase (at the holder’s option) all or any part (equal to a minimum amount of $2,000 and integral multiples of $1,000 in excess thereof) of that holder’s notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that after giving effect to the purchase, any notes that remain outstanding shall have a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof.
Within 30 days following the date upon which the Change of Control Triggering Event has occurred or, at our option, prior to any Change of Control (as defined below), but after the public announcement of the transaction that constitutes or may constitute the Change of Control, except to the extent that we have exercised our right to redeem the notes as described under “— Optional redemption,” we will deliver a notice (a “Change of Control Offer”) to each holder with a copy to the trustee describing the transaction or transactions that constitute or may constitute a Change of Control Triggering Event and offering to purchase notes on the date specified in the notice, which date will be no earlier than 10 days nor later than 60 days from the date such notice is delivered (other than as may be required by law) (such date, the “Change of Control Payment Date”). The notice will, if delivered prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date specified in the notice.
On each Change of Control Payment Date, we will, to the extent lawful:
(a)
accept for payment all notes or portions of the notes properly tendered pursuant to the applicable Change of Control Offer;

(b)
deposit with the paying agent an amount equal to the change of control payment in respect of all notes or portions of notes properly tendered pursuant to the applicable Change of Control Offer; and

(c)
deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased.

We will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the purchase of notes pursuant to a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the terms described in the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations by virtue thereof.
Holders of notes electing to have notes purchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.
We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer. In addition, we will not purchase any notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the indenture, other than a default in the payment of the change of control payment upon a Change of Control Triggering Event.
If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and we, or any third party making a Change of Control Offer in lieu of us, as described above, purchases all of the notes validly tendered and not withdrawn by such holders, all of the holders of the notes will be deemed to have consented to such offer and accordingly, we will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 15 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date).
The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and the assets of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person may be uncertain.
For purposes of the Change of Control Offer provisions of the notes, the following definitions are applicable:
“Change of Control” means the occurrence of any one of the following:
(a)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to us or one of our subsidiaries;

(b)
the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock, measured by voting power rather than number of shares;

(c)
we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the outstanding Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our

Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; or
(d)
the adoption of a plan relating to our liquidation or dissolution.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB - or better by S&P (or its equivalent under any successor rating category of S&P); and the equivalent investment grade rating from any replacement Rating Agency or Agencies appointed by us.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Rating Agency” means each of Moody’s and S&P; provided, that if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available, we will appoint a replacement for such Rating Agency that is a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act.
“Ratings Event” means the rating of the notes is lowered by each of the Rating Agencies and the notes are rated below Investment Grade by each of the Rating Agencies in any case on any day during the period (the “Trigger Period”) commencing on the earlier of (i) the consummation of any Change of Control and (ii) the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended for so long as the rating of the notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies); provided that a Rating Event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control.
“S&P” means Standard & Poor’s Financial Services, LLC, a subsidiary of S&P Global Inc., and its successors.
“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
Certain covenants
Limitations on liens
We will not, and will not permit any Restricted Subsidiary to, create or incur any Lien that secures indebtedness for borrowed money (including guarantees of indebtedness for borrowed money) on any shares of capital stock of a Restricted Subsidiary or any Principal Property of ours or of a Restricted Subsidiary, whether those shares of capital stock or Principal Property are owned at the date of the supplemental indenture or acquired afterwards, unless we secure or cause the applicable Restricted Subsidiary to secure the notes equally and ratably with (or, at our option, prior to) all indebtedness secured by the particular Lien; provided that any Lien created for the benefit of the holders of the notes pursuant to this provision will be automatically and unconditionally released and discharged upon release and discharge of the Lien that resulted in such provision becoming applicable. This covenant does not apply in the case of:
(a)
the creation of any Lien on any shares of capital stock of a Subsidiary or any Principal Property acquired after the date of the supplemental indenture (including acquisitions by way of merger or consolidation) by us or a Restricted Subsidiary, contemporaneously with that acquisition, or within 180 days thereafter, to secure or provide for the payment or financing of any part of the purchase price, or the assumption of any Lien upon any shares of capital stock of a Subsidiary or any Principal Property acquired after the date of the supplemental indenture existing at the time of the acquisition, or the acquisition of any shares of capital stock of a Subsidiary or any Principal Property subject to any Lien without the assumption of that Lien, provided that every Lien referred to in this clause (a) will attach only to the shares of capital stock of a Subsidiary or any Principal Property so acquired and fixed improvements on that Principal Property;
(b)
any Lien on any shares of capital stock of a Subsidiary or any Principal Property existing on the date of the supplemental indenture;

(c)
any Lien on any shares of capital stock of a Subsidiary or any Principal Property in favor of us or any Restricted Subsidiary;

(d)
any Lien on any Principal Property being constructed or improved securing indebtedness to finance the construction or improvements of that property;

(e)
Liens on our current assets to secure indebtedness to us that mature within twelve months from their creation and that are made in the ordinary course of business;

(f)
Liens securing Hedging Obligations;

(g)
Liens resulting from the deposit of funds or evidences of indebtedness in trust for the purpose of defeasing our indebtedness or that of our Restricted Subsidiaries; and

(h)
any renewal of, refinancing of or substitution for any Lien permitted by any of the preceding clauses, provided, in the case of a Lien permitted under clauses (a), (b) or (d), the indebtedness secured is not increased more than an amount necessary to pay fees and expenses, including premiums, related to such renewal, refinancing or substitution nor the Lien extended to any additional assets.

Notwithstanding the foregoing, we or any Restricted Subsidiary may create or assume Liens in addition to those permitted by the preceding paragraph, and renew, extend or replace those Liens, provided that at the time of and after giving effect to the creation, assumption, renewal, extension or replacement, Exempted Debt does not exceed 15 percent of Consolidated Net Tangible Assets.
Limitations on sale and lease-back transactions
We will not, and will not permit any Restricted Subsidiary to, sell or transfer, directly or indirectly, except to us or to a Restricted Subsidiary, any Principal Property as an entirety, or any substantial portion of that Principal Property, with the intention of taking back a lease of such Principal Property, except a lease for a period of three years or less at the end of which it is intended that the use of that Principal Property by the lessee will be discontinued. Notwithstanding the foregoing, we or any Restricted Subsidiary may sell any Principal Property and lease it back for a longer period if either:
(a)
we or such applicable Restricted Subsidiary would be entitled, pursuant to the provisions described under the first paragraph under “— Limitations on liens” above, to create a Lien on the Principal Property to be leased securing Funded Debt in an amount equal to the Attributable Debt with respect to the sale and lease-back transaction without equally and ratably securing the outstanding notes; or

(b)
we cause an amount equal to the fair value (as determined by a resolution of our board of directors) of such Principal Property to be applied (1) to the purchase of other property that will constitute Principal Property or (2) to the retirement within 120 days after receipt of the proceeds of Funded Debt incurred or assumed by us or a Restricted Subsidiary, including the notes; provided, further that, in lieu of applying all of or any part of such net proceeds to such retirement, we may, within 75 days after the sale, deliver or cause to be delivered to the applicable trustee for cancellation either debentures or debt securities evidencing Funded Debt of ours (which may include the notes) or of a Restricted Subsidiary previously authenticated and delivered by the applicable trustee, and not yet tendered for sinking fund purposes or called for a sinking fund or otherwise applied as a credit against an obligation to redeem or retire such debentures or debt securities, and an officer’s certificate (which will be delivered to the trustee) stating that we elect to deliver or cause to be delivered the debentures or debt securities in lieu of retiring Funded Debt of ours or a Restricted Subsidiary.
If we deliver debentures or debt securities to the trustee and we duly deliver the officer’s certificate, the amount of cash that we will be required to apply to the retirement of Funded Debt under this provision will be reduced by an amount equal to the aggregate of the then applicable optional redemption prices (not including any optional sinking fund redemption prices) of the applicable debentures or debt securities, so delivered, or, if there are no such redemption prices, the principal amount of those debentures or debt securities. If the applicable debentures or debt securities provide for an amount less than the principal amount to be due and payable upon a declaration of the maturity, then the amount of cash will be reduced by the amount of principal of those debentures or debt securities that would be due and payable as of the date of the application upon a declaration of acceleration of the maturity pursuant to the terms of the indenture pursuant to which those debentures or debt securities were issued.
Notwithstanding the foregoing, we or any Restricted Subsidiary may enter into sale and lease-back transactions in addition to those permitted by this provision, without any obligation to retire any outstanding debt securities or other Funded Debt, provided that at the time of entering into and giving effect to such sale and lease-back transactions, Exempted Debt does not exceed 15 percent of Consolidated Net Tangible Assets.
Certain definitions
“Attributable Debt” means, when used in connection with a sale and lease-back transaction referred to above under “— Certain covenants — Limitations on sale and lease-back transactions,” on any date as of which the amount of Attributable Debt is to be determined, the product of (a) the net proceeds from the sale and lease-back transaction multiplied by (b) a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in the sale and lease-back transaction (without regard to any options to renew or extend such term) remaining on the date of the making of the computation, and the denominator of which is the number of full years of the term of the lease measured from the first day of the term.
“Consolidated Net Tangible Assets” means total assets after deducting all current liabilities and intangible assets as set forth in our most recent consolidated balance sheet and computed in accordance with GAAP.
“Exempted Debt” means the sum, without duplication, of the following items outstanding as of the date Exempted Debt is being determined:
(a)
indebtedness of ours and our Restricted Subsidiaries incurred after the date of such indenture and secured by liens created or assumed or permitted to exist pursuant to the last paragraph of “— Certain covenants — Limitations on liens”; and

(b)
Attributable Debt of ours and our Restricted Subsidiaries in respect of all sale and lease-back transactions with regard to any Principal Property entered into pursuant to the last paragraph of “— Certain covenants — Limitations on sale and lease-back transactions.”

“Funded Debt” means all indebtedness for money borrowed, including purchase money indebtedness, having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible at the option of the obligor, beyond one year from the date of its creation.
“GAAP” means, with respect to any computations required or permitted under the indenture, generally accepted accounting principles in effect in the United States as in effect from time to time; provided, however if the Company is required by the SEC to adopt (or is permitted to adopt and so adopts) a different accounting framework, including but not limited to the International Financial Reporting Standards, “GAAP” shall mean such new accounting framework as in effect from time to time, including, without limitation, in each case, those accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.
“Hedging Obligation” means, with respect to any person, the obligations of such person under: (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (2) other agreements or arrangements designed to manage interest rates or interest rate risk and (3) other agreements or arrangements designed to protect such person against fluctuations in currency exchange rates or commodity prices, in each case, so long as such agreements or arrangements are of the type customarily entered into in connection with and for the purpose of limiting risk.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest in respect of such asset. For this purpose, we or any Subsidiary will be deemed to own, subject to a Lien, any asset that we have acquired or hold subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.
“Principal Property” means any manufacturing or processing plant or warehouse owned at the date of the supplemental indenture or acquired after that date by us or any of our Subsidiaries which is located within the United States and the gross book value of which (including related land and improvements and all machinery and equipment without deduction of any depreciation reserves) on the date as of which the determination is being made exceeds 2% of Consolidated Net Tangible Assets, other than:
(a)
any manufacturing or processing plant or warehouse or any portion of the same (together with the land on which it is erected and fixtures that are a part of that land) which is financed by industrial development bonds which are tax exempt pursuant to Section 103 of the Internal Revenue Code of 1986, as amended (the “Code”) (or which receive similar tax treatment under any subsequent amendments or any successor laws or under any other similar statute of the United States);

(b)
any property which in the opinion of our board of directors is not of material importance to the total business conducted by us as an entirety; or

(c)
any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

“Restricted Subsidiary” means a Subsidiary of ours (a) of which substantially all the property is located, or substantially all the business is carried on, within the United States, and (b) which owns a Principal Property; provided, however, that any Subsidiary may be declared a Restricted Subsidiary by board resolution, effective as of the date such board resolution is adopted; provided further, that any such declaration may be rescinded by further board resolution, effective as of the date that further board resolution is adopted.
“Subsidiary” means, with respect to any person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by that person and one or more other Subsidiaries of that person.
Merger, consolidation and sale of assets
We may not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property and assets (in one transaction or a series of related transactions) to, any person (other than a consolidation with or merger with or into a Subsidiary or a sale, conveyance, transfer, lease or other disposition to a Subsidiary) or permit any person to merge with or into us unless:
•
either we will be the continuing person or the person formed by the consolidation or into which we are merged or that acquired or leased such property and assets of ours will be a corporation organized and validly existing under the laws of the United States of America or any of its jurisdictions (or, any entity not organized under such laws which agrees to submit to the jurisdiction of the United States district court for the Southern District of New York, and to indemnify and hold harmless the holders of the notes against certain taxes and expenses) and will expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of our obligations under the indenture and the notes;
•
immediately after giving effect to such transaction, no default or Event of Default under the indenture shall have occurred and be continuing; and

•
an officer’s certificate and an opinion of counsel shall have been delivered to the trustee in connection with the foregoing.

The restrictions in the bullets above shall not be applicable to:
•
the merger or consolidation of us with an affiliate of ours if our board of directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or to convert our form of organization to another form; or

•
the merger of us with or into a single direct or indirect wholly-owned subsidiary of ours pursuant to Section 905 (or any successor provision) of the Business Corporation Law of the State of New York.

In the event of the above transaction, if there is a successor, such successor will succeed to, and be substituted for us and may exercise every right and power under the indenture with the same effect as if such successor had been named in our place in the indenture, and we will (except in the case of a lease of all or substantially all of our property and assets) be discharged from all obligations and covenants under the indenture and the notes.
Events of default
An Event of Default with respect to the notes is defined as follows:
(a)
we default in the payment of any interest on the notes when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by the us with the trustee or with a paying agent prior to 11:00 a.m., New York City time, on the 30th day of such period);

(b)
we default in the payment of principal of any notes at its maturity;

(c)
we default in the performance or breach of any covenant or warranty made by us in the indenture (other than defaults pursuant to paragraph (a) or (b) above or pursuant to a covenant or warranty that has been included in the indenture solely for the benefit of a series of notes other than such notes), which default continues uncured for a period of 60 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture;

(d)
we commence a voluntary case or consent to the entry of an order for relief in an involuntary case with respect to our debts under any bankruptcy, insolvency or other similar law, consent to the appointment of a custodian or other similar official relating to us or all or substantially all of our property, make a general assignment for the benefit of our creditors or are generally unable to pay our debts as they become due; and

(e)
a court of competent jurisdiction enters an order or decree in connection with an involuntary case that is commenced under any applicable bankruptcy, insolvency or other similar law, or appoints a custodian or similar official relating to us or for all or substantially all of our property or for our liquidation, and the case or order remains unstayed and in effect for 60 days.

The indenture provides that if an event of default described in clauses (a), (b) or (c) above, with respect to the notes, occurs and is continuing, then, and in each and every such case subject to certain limitations, either the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding by notice in writing to us (and to the trustee if given by holders of the notes), may declare the entire principal of the notes then outstanding, and the interest accrued on the notes, if any, to be due and payable immediately, and upon any such declaration the same will become immediately due and payable.
If an event of default described in clauses (d) or (e) above occurs and is continuing, then the principal amount of all the notes then outstanding and interest accrued on those notes, if any, will be and become immediately due and payable without any notice or other action by any holder or the trustee to the full extent permitted by applicable law. Upon certain conditions such declarations may be rescinded and annulled and past defaults may be waived by the holders of a majority in principal of the notes that have been accelerated, voting as a single class.
Modification and waiver
Modifications and amendments may be made by us and the trustee to the indenture, without the consent of any holder of the notes, to, among other things:
•
to cure any ambiguity, defect or inconsistency;

•
to comply with the provisions related to mergers and successors in the indenture;

•
to provide for uncertificated notes in addition to or in place of certificated notes;

•
to add guarantees with respect to notes or secure the notes;

•
to surrender any of the our rights or powers under the indenture;

•
to add covenants or events of default for the benefit of the holders of the notes;

•
to comply with the applicable procedures of the applicable depositary;

•
to make any change that does not adversely affect the rights of any holder of the notes;

•
to provide for the issuance of and establish the form and terms and conditions of the notes as permitted by the indenture;

•
to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the notes and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee; or

•
to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

•
conform the terms of the indenture or the notes to the description thereof contained in this prospectus supplement or the accompanying prospectus.

The indenture contains provisions permitting us and the trustee, with the consent of the holders of a majority in aggregate principal amount of the notes then outstanding, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the notes, except that no such supplemental indenture may, without the consent of the holder of each note affected thereby:
•
change the stated maturity or reduce the principal amount or the rate of interest, or extend the time for payment of interest of the notes or any premium payable upon the redemption of the notes, or impair the right to institute suit for the enforcement of any payment on or after the due date thereof (including, in the case of redemption, on or after the redemption date), or alter any redemption provisions in a manner adverse to the holders of the notes;

•
reduce the percentage in principal amount of the notes where the consent of the holder is required for any such amendment, supplemental indenture or waiver which is provided for in the indenture; or

•
modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note which would be affected.

The holders of a majority in aggregate principal amount of the outstanding notes, by notice to the trustee, may on behalf of all the holders of all notes waive any past default or Event of Default under the indenture and its consequences, provided that all amounts owing to trustee have been paid, except a default or Event of Default in the payment of any amount due with respect to any note, or in respect of any provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.
Satisfaction and discharge
The indenture will cease to be of further effect with respect to the notes if:
(a)
either

1.
the notes have been delivered to the trustee for cancellation; or

2.
all such notes not delivered to the trustee for cancellation:

a)
have become due and payable by reason of sending a notice of redemption or otherwise,

b)
will become due and payable at their stated maturity within one year,

c)
have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense, or

d)
are deemed paid and discharged pursuant to the legal defeasance provision of the indenture, as applicable;

and Arrow, the case of (a), (b) or (c) above, has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust an amount of money or U.S. government obligations, which amount shall be sufficient, in the opinion of Arrow expressed in a written certification thereof delivered to the trustee (in the case of a deposit of U.S. government obligations), for the purpose of paying and discharging each installment of principal of and interest on the notes on the dates such installments of principal or interest are due;
(b)
Arrow has paid or caused to be paid all other sums payable by Arrow under the indenture;

(c)
Arrow has delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at their stated maturity or the redemption date, as the case may be; and

(d)
Arrow has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Defeasance
Legal defeasance
The indenture provides that we may be discharged from any and all obligations under the notes other than:
(a)
the rights of holders of to the notes to receive, from the trust funds described in subparagraph (c) hereof payment of the principal of and each installment of principal of and interest on the outstanding notes on the maturity of such principal or installment of principal or interest;

(b)
the rights, powers, trusts and immunities of the trustee under the indenture and our obligations in connection with the indenture;

We may only defease and discharge all of our obligations under the notes if:
•
Arrow has irrevocably deposited or caused to be deposited with the trustee as trust funds specifically pledged as security for and dedicated solely to the benefit of the holders of the notes cash in dollars and/or U.S. government obligations, which through the payment of interest and principal in respect thereof in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on the trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of Arrow expressed in a written certification thereof delivered to the trustee (in the case of a deposit of U.S. government obligations), to pay and discharge each installment of principal of and interest on all of the notes on the dates such installments of principal or interest are due;
•
such deposit will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound;

•
no Event of Default with respect to the notes shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

•
Arrow shall have delivered to the trustee an officer’s certificate and an opinion of counsel to the effect that (i) Arrow has received from, or there has been published by, the Internal Revenue Service (the “IRS”) a ruling or (ii) since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•
Arrow shall have delivered to the trustee an officer’s certificate stating that the deposit was not made by Arrow with the intent of defeating, hindering, delaying or defrauding any other creditors of Arrow; and

•
Arrow shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the defeasance have been complied with.

Covenant defeasance
Upon compliance with certain conditions, we may omit to comply with certain restrictive covenants contained in the indenture. Any omission to comply with our obligations or covenants shall not constitute a default or Event of Default with respect to any notes. In that event, you would lose the protection of these covenants, but would gain the protection of having money and/or U.S. government obligations set aside in trust to repay the notes. We may only defease any covenants if, among other requirements:
•
we irrevocably deposit with the trustee, in trust, money and/or U.S. government obligations that, through the payment of interest and principal in respect thereof, which through the payment of interest and principal in respect thereof in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on the trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants or investment bank expressed in a written certification thereof delivered to the trustee, to pay and discharge each installment of principal of and interest on all the notes on the dates such installments of principal or interest are due; and

•
such deposit will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound;

•
no Event of Default with respect to the notes shall have occurred and be continuing on the date of such deposit;

•
Arrow shall have delivered to the trustee an officers’ certificate and an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;

•
Arrow shall have delivered to the trustee an officer’s certificate stating the deposit was not made by us with the intent of defeating, hindering, delaying or defrauding any other creditors of Arrow; and

•
Arrow shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to the covenant defeasance contemplated by the indenture have been complied with.

Limited liability of certain persons
The indenture provides that none of our past, present or future stockholders, incorporators, employees, officers or directors, or of any successor corporation or any of our affiliates shall have any personal liability in respect of our obligations under the indenture or the notes by reason of his, her or its status as such stockholder, incorporator, employee, officer or director.
Reports
The indenture contains a covenant that we will file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. We also shall comply with the other provisions of Trust Indenture Act § 314(a). Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the trustee and transmitted to the holders as of the time of such filing via EDGAR. Delivery of reports, information and documents to the trustee is for informational purposes only and its receipt of such reports shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture or the notes (as to which the trustee is entitled to rely exclusively on officers’ certificates). The trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants in the indenture or to monitor whether or not any such reports, information or other documents have been filed with the SEC on EDGAR (or any successor filing system) or any website under the indenture, or to participate in any conference calls. The trustee shall have no responsibility or liability for the filing, timeliness or content of any report required under the indenture or any other reports, information and documents required under the indenture.
Payment and paying agents
Payments of interest and principal on the notes will be made in U.S. dollars by wire transfer. We will make interest payments to the person in whose name the note is registered at the close of business on the record date for the interest payment.
The trustee initially will be designated as our paying agent for payments on the notes. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent shall pay to us upon written request any money held by them for payments on the notes that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.
Trustee
U.S. Bank Trust Company, National Association will initially act as the trustee, registrar and paying agent for the notes, subject to replacement due to resignation or at our option. The trustee assumes no responsibility for the accuracy or completeness of the information contained in this prospectus supplement or the related documents.

BOOK ENTRY; DELIVERY AND FORM
The notes will be represented by one or more global notes in definitive, fully registered form without interest coupons. Each global note will be deposited with the trustee as custodian for DTC, as depositary under the indenture, and registered in the name of DTC or a nominee of DTC in New York, New York for the accounts of institutions that have accounts with DTC (“participants”).
You may hold your interests in a global note directly through DTC if you are a DTC participant or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, if you hold notes represented by interests in a global note, you will not be entitled to receive your notes in fully registered definitive form (“definitive notes”).
DTC has advised us as follows:
•
DTC is a limited-purpose trust company organized under the New York Banking Law;

•
a “banking organization” within the meaning of the New York Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry systems is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.
We expect that, pursuant to the procedures established by DTC, upon the issuance of each global note, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of your individual beneficial interest represented by the global note to the accounts of participants. Ownership of beneficial interests in each global note will be limited to participants or persons that may hold interests through participants. Your ownership of beneficial interests in each global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global note other than participants).
So long as DTC, or its nominee, is the registered holder and owner of a global note, DTC or such nominee, as the case may be, will be considered the sole legal owner of the notes represented by the global note for all purposes under the indenture, the notes and applicable law. Except as set forth below, as an owner of beneficial interests in a global note, you will not be entitled to receive definitive notes, will not be entitled to have the notes represented by the global note registered in your name and will not be considered to be the owner or holder of any notes under the global note. We understand that under existing industry practice, in the event you desire to take any actions that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize you to take such action or would otherwise act upon your instructions. As a beneficial owner of an interest in a global note, you will not be able to transfer the interest except in accordance with DTC’s applicable procedures. Because DTC can only act on behalf of participants, who in turn act on behalf of others, your ability to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate of that interest. All payments on the notes represented by a global note registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global note.
We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. We also expect that payments by participants to you will be governed by standing instructions and customary practices, as is now the case with securities held for accounts of customers in the names of nominees for such customers. Such payments, however, will be the responsibility of such participants and indirect participants, and neither we, the underwriters, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and you.
Unless and until it is exchanged in whole or in part for definitive notes, no global note may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.
We expect that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC will exchange each global note for definitive notes, which it will distribute to its participants.
Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the underwriters, the trustee nor we will have any responsibility for the performance or non-performance by DTC or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations. The indenture provides that if:
DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and, in either case, we do not appoint a successor depositary within 90 days of such event;
•
we execute and deliver to the trustee an officers’ certificate to the effect that the global notes are exchangeable; or

•
an event of default with respect to the notes represented by such global notes shall have occurred and be continuing,

the global notes will be exchanged for notes in definitive form of like tenor and of an equal principal amount, in authorized denominations. Upon the occurrence of the events set forth in either of the first two bullets of this paragraph, such definitive notes will be registered in such name or names as DTC instructs the trustee. We expect that such instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interest in global notes. In connection with any proposed exchange of a global note for a definitive note, there shall be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the U.S. Internal Revenue Code of 1986, as amended. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
We have obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but neither we, the trustee nor the underwriters take responsibility for its accuracy.
Holding though Euroclear and Clearstream
If the depositary for a global note is DTC, you may hold interests in the global note through Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and

Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.
Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.
You will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, if you are a U.S. investor who holds your interests in the notes through these systems and wish on a particular day to transfer your interests, or to receive or make a payment or delivery or exercise any other right with respect to your interests, you may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, if you wish to exercise rights that expire on a particular day, you may need to act before the expiration date. In addition, if you hold your interests through both DTC and Euroclear or Clearstream, you may need to make special arrangements to finance any purchases or sales of your interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of material U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the notes issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case, as in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a beneficial owner of the notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax considerations of the purchase, ownership and disposition of the notes.
This discussion is limited to beneficial owners who hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing the notes for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the notes is sold to the public for cash). This discussion does not address all U.S. federal income tax consequences relevant to a beneficial owner’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax and potentially different consequences with respect to beneficial owners of the 2026 notes that are being redeemed in connection with this offering. In addition, it does not address consequences relevant to beneficial owners subject to special rules, including, without limitation:
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U.S. expatriates and former citizens or long-term residents of the United States;

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U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

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persons holding the notes as part of a straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement;

•
banks, insurance companies, and other financial institutions;

•
real estate investment trusts or regulated investment companies;

•
brokers, dealers or certain electing traders in securities who or that mark their securities to market for U.S. tax purposes;

•
“controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax and their shareholders;

•
S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•
tax-exempt organizations or governmental organizations; and

•
persons deemed to sell the notes under the constructive sale provisions of the Code.

If an entity treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships considering an investment in the notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP

AND DISPOSITION OF THE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
U.S. Holders
Definition of a U.S. Holder
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a note that, for U.S. federal income tax purposes, is or is treated as:
•
an individual who is a citizen or resident of the United States;

•
a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes

Payments of interest
Interest on a note generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes.
Sale or other taxable disposition
A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of such gain or loss will generally equal the difference between the amount received for the note in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will be equal to the amount the U.S. Holder paid for the note. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.
Information reporting and backup withholding
A U.S. Holder may be subject to information reporting and backup withholding when the U.S. Holder receives payments of interest on a note or receives proceeds from the sale or other taxable disposition of a note (including a redemption or retirement of a note). Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if the U.S. Holder is not otherwise exempt and:
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the U.S. Holder fails to furnish the U.S. Holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

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the U.S. Holder furnishes an incorrect taxpayer identification number;

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the applicable payor is notified by the IRS that the U.S. Holder previously failed to properly report payments of interest or dividends; or

•
the U.S. Holder fails to certify under penalties of perjury that the U.S. Holder has furnished a correct taxpayer identification number and that the IRS has not notified the U.S. Holder that the U.S. Holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Non-U.S. Holders
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of a note that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.
Payments of interest
Interest paid on a note to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax, or withholding tax of 30% (or such lower rate specified by an applicable income tax treaty), provided that:
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the Non-U.S. Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of Arrow Electronics, Inc.’s voting stock;

•
the Non-U.S. Holder is not a controlled foreign corporation related to Arrow Electronics, Inc. through actual or constructive stock ownership; and

•
either (1) the Non-U.S. Holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the note on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury that the Non-U.S. Holder is not a United States person and provides a copy of such statement to the applicable withholding agent; or (3) the Non-U.S. Holder holds its note directly through a “qualified intermediary” (within the meaning of applicable Treasury Regulations) and certain conditions are satisfied.

If a Non-U.S. Holder does not satisfy the requirements above, such Non-U.S. Holder may be entitled to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.
If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a note is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.
Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular rates applicable to United States persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.
The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for an exemption or a reduced rate, either under an applicable income tax treaty or under the rules for effectively connected income, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or other taxable disposition
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a note (excluding any amount allocable to accrued and unpaid interest, which will be treated as interest and may be subject to the rules discussed above in “— Payments of interest”) unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to United States persons. A Non-U.S. Holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of a note, which may be offset by U.S.-source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Information reporting and backup withholding
Payments of interest generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder certifies its non-U.S. status as described above under “— Payments of interest.” However, information returns are required to be filed with the IRS in connection with any interest paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of a note (including a retirement or redemption of the note) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of a note paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition (including a retirement) of, a note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of interest on a note. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of a note, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the notes.

UNDERWRITING
Subject to the terms and conditions in the underwriting agreement between us and J.P. Morgan Securities LLC, BNP Paribas Securities Corp. and HSBC Securities (USA) Inc., as representatives of the underwriters named below, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us the principal amount of notes set forth opposite the names of the underwriters below:
Underwriter	Principal amount of notes
J.P. Morgan Securities LLC	$128,206,000
BNP Paribas Securities Corp.	$128,205,000
HSBC Securities (USA) Inc.	$128,205,000
Goldman Sachs & Co. LLC	$28,846,000
SMBC Nikko Securities America, Inc.	$28,846,000
Standard Chartered Bank	$28,846,000
Wells Fargo Securities, LLC	$28,846,000
Total	$500,000,000
The underwriting agreement provides that the underwriters will purchase all of the notes if any of them are purchased.
The underwriters initially propose to offer the notes to the public at the applicable public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to 0.40% of the principal amount of the notes. In addition, the underwriters may allow, and those selected dealers may re-allow, a concession of up to 0.25% of the principal amount of the notes to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
In the underwriting agreement, we have agreed that we will pay our expenses related to the offering, which we estimate will be $1,730,000. We will also indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.
The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time in their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes.
In connection with the offering of the notes, the underwriters may engage in over-allotment, stabilizing transactions and syndicate-covering transactions. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the prices of the notes. Syndicate-covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate-covering transactions may cause the prices of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate-covering transactions, they may discontinue them at any time. However, there is no assurance that the underwriters will undertake any stabilization action.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives of the underwriters have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

We expect that delivery of the notes will be made against payment therefor on April 10, 2024, which will be the seventh business day following the trade date (such settlement being referred to as “T+7”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes more than two business days prior to the delivery of the notes will be required, by virtue of the fact that the notes initially settle in T+7, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes during such period should consult their advisors.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. In the ordinary course of their respective businesses, the underwriters or their affiliates have engaged, or may in the future engage, in commercial banking or investment banking transactions with Arrow and its affiliates, for which they received or will receive customary fees and expenses. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain of the other underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Certain of the underwriters and/or their affiliates may be holders of our 2026 notes. We expect to use a portion of the net proceeds from this offering to redeem our outstanding 2026 notes before maturity. Accordingly, they may receive a portion of the proceeds of the offering.
Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.
Selling restrictions
The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.
Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment hereto and thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”), and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Hong Kong
The notes have not been and will not be offered or sold in Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (the “CO”), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the CO, and no advertisement, invitation or document relating to the notes has been or will be issued or in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.
The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offering. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEA”). The notes may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan), or to others for re-offering or re-sale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to the conditions set forth in the SFA.
Where notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) (in the case of that corporation) or Section 276(4)(i)(B)(in the case of that trust) of the SFA; (2) where no consideration is or will be given for the transfer; (3) by operation of law; or (4) as specified in Section 276(7) of the SFA.
Singapore Securities and Futures Act Product Classification
Solely for the purposes of our obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Notes are a “prescribed capital markets product” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and an Excluded Investment Product (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA N16: Notice on Recommendations on Investment Products).

VALIDITY OF THE NOTES
The validity of the notes offered and sold in this offering will be passed upon for us by Latham & Watkins LLP, and for the underwriters by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of our internal control over financial reporting as of December 31, 2023, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Prospectus
Arrow Electronics, Inc.
Debt Securities
Preferred Stock
Common Stock
Warrants
Common Stock
Offered by the Selling Security Holders
We may offer and sell the securities identified above, and the selling security holders may offer and sell shares of common stock identified above, in each case from time to time in one or more offerings at prices and on terms to be determined at the time of offering. This prospectus provides you with a general description of the securities we or selling security holders may offer. We will not receive any proceeds from the sale of our common stock by the selling security holders.
Each time we or any of the selling security holders offer and sell securities, we or such selling security holders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling security holders, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and any supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling security holders may offer and sell shares of our common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Our common stock is listed on the New York Stock Exchange under the symbol “ARW.” Any common stock sold pursuant to this prospectus or any prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. On February 29, 2024, the last reported sale price of our common stock on the New York Stock Exchange was $117.50 per share. The prospectus supplement for any other offering of securities will state whether such securities offered thereby will be listed on a securities exchange.
Investing in our securities involves risk. See the “Risk Factors” on page 5 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
This prospectus is dated March 1, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus (from time to time and in one or more offerings) and the selling security holders to be named in a supplement to this prospectus may, from time to time, sell shares of common stock from time to time in one or more offerings as described in this prospectus. This prospectus only provides you with a general description of the securities that we or selling security holders may offer. Each time we or the selling security holders offer and sell securities, we or the selling security holders will provide a prospectus supplement to this prospectus that will contain specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with any related free writing prospectus and the additional information described under the heading “Where You Can Find More Information.” Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Arrow,” the “company,” “we,” “our,” “us” or similar references mean Arrow Electronics, Inc. When we refer to “you,” we mean the potential holders of the applicable series of securities.
You should rely only on the information contained in this prospectus. Neither we, nor the selling security holders, have authorized anyone to provide you with any information different from what is contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling security holders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling security holders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and any supplement to this prospectus is accurate only as of the dates of their respective covers, the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since these dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus and any prospectus supplement constitutes a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended (the “Securities Act”) and does not contain all the information that is contained in the registration statement, some of which we are allowed to omit in accordance with the rules and regulations of the SEC. We refer you to the registration statement and to the exhibits filed with the registration statement for further information with respect to Arrow. Statements contained in this prospectus or any prospectus supplement concerning the provisions of documents are summaries of the material provisions of those documents and each statement is qualified in all respects by reference to the document to which it refers. Since this prospectus or any prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov.
You may obtain a copy of any of documents incorporated by reference in this prospectus, without charge, by request directed to us at the following address and telephone number:
Arrow Electronics, Inc.
9151 E Panorama Circle
Centennial, Colorado 80112
(303) 824-4544
Attention: Investor Relations
Copies of these filings are also available from our website at http://investor.arrow.com. We do not intend this internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus.
The SEC allows us to “incorporate by reference” in this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. Accordingly, we are incorporating by reference in this prospectus the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) between the date of this prospectus and the termination of the offering of securities described in this prospectus; provided, however, that we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been “furnished” to and not “filed” with the SEC:
(1)   our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 13, 2024;
(2)   the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 5, 2023, incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2022;
(3)   our Current Reports on Form 8-K, filed with the SEC on January 2, 2024 and February 22, 2024; and
(4)   the description of our common stock contained in Exhibit 4(a) of our Annual Report on Form 10-K, for the year ended December 31, 2023, filed with the SEC on February 13, 2024, which updated the description thereof contained in our registration statement filed with the SEC pursuant to Section 12 of the Exchange Act, and any amendment or report filed with the SEC for the purpose of updating the description.
The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. Any information that we file later with the SEC will automatically update and supersede this information.

FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as “expects,” “anticipates,” “intends,” “plans,” “may,” “will,” “believes,” “seeks,” “estimates” and similar expressions. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: unfavorable economic conditions; disruptions or inefficiencies in the supply chain; political instability; impacts of military conflict and sanctions; industry conditions; changes in product supply, pricing and customer demand; competition; other vagaries in the global components and the global enterprise computing solutions (“ECS”) markets; deteriorating economic conditions, including economic recession, inflation, tax rates, foreign currency exchange rates, or the availability of capital; the effects of natural or man-made catastrophic events; changes in relationships with key suppliers; increased profit margin pressure; changes in legal and regulatory matters; non-compliance with certain regulations, such as export, antitrust, and anti-corruption laws; foreign tax and other loss contingencies; breaches of security or privacy of business information; outbreaks, epidemics, pandemics, or public health crises; and the company’s ability to generate positive cash flow. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other filings the company makes with the SEC. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

ARROW ELECTRONICS, INC.
We are a global provider of products, services, and solutions to industrial and commercial users of electronic components and enterprise computing solutions. We have one of the world’s broadest portfolios of product offerings available from leading electronic components and enterprise computing solutions suppliers. Coupled with a range of services, solutions and software, we help industrial and commercial customers introduce innovative products, reduce their time to market, and enhance their overall competitiveness. We were incorporated in New York in 1946.
Our diverse worldwide customer base consists of original equipment manufacturers (“OEMs”), value-added resellers (“VARs”), managed service providers (“MSPs”), contract manufacturers (“CMs”), and other commercial customers. These customers include manufacturers of industrial equipment (such as machine tools, factory automation, and robotic equipment) and products serving industries ranging from industrial, automotive and transportation, telecommunications, and consumer electronics, among others.
We have two reportable segments, the global components business and our global enterprise computing solutions (“ECS”) business. We distribute electronic components to OEMs and CMs through our global components reportable segment and provide enterprise computing solutions to VARs and MSPs through our global ECS reportable segment. For 2023, approximately 77% of the company’s sales were from the global components reportable segment, and approximately 23% of the company’s sales were from the global ECS reportable segment.
We maintain over 180 sales facilities and 39 distribution and value-added centers, serving over 85 countries. We have operations in each of the three largest electronics markets; the Americas; Europe, Middle East, and Africa; and Asia-Pacific regions. Arrow’s business strategy is to be the premier, technology-centric, go-to-market and supply chain services company on the planet. We guide innovation forward by helping our customers in the areas of industrial automation, edge computing, cloud computing, and smart and connected devices, homes, cities, and transportation to deliver new technologies that improve businesses’ performance and consumers’ lives. We aggregate disparate sources of electronics components, infrastructure software, and IT hardware to increasingly provide complete solutions for customers on behalf of our suppliers. We aim to accelerate our customers’ time to market, enable secure and consistent supply chains, and drive growth on behalf of our suppliers.
Corporate Information
Our principal executive offices are located at 9151 E Panorama Circle, Centennial, Colorado 80112. Our telephone number is (303) 824-4000.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be adversely affected, and the trading price of our securities could decline.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any proceeds from the sale of shares of our common stock by any selling security holders.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and U.S. Bank, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, Arrow,” “we,” “our” or “us” refer to Arrow Electronics, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•
the title and ranking of the debt securities (including the terms of any subordination provisions);

•
the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•
any limit on the aggregate principal amount of the debt securities;

•
the date or dates on which the principal of the securities of the series is payable;

•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•
the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•
the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•
whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•
the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•
the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•
the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•
any provisions relating to any security provided for the debt securities;

•
any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•
any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•
any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•
the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•
any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•
whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
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we are the surviving entity or the successor person (if other than Arrow) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

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immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Arrow and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Arrow;

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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
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that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
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to cure any ambiguity, defect or inconsistency;

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to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

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to provide for uncertificated securities in addition to or in place of certificated securities;

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to add guarantees with respect to debt securities of any series or secure debt securities of any series;

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to surrender any of our rights or powers under the indenture;

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to add covenants or events of default for the benefit of the holders of debt securities of any series;

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to comply with the applicable procedures of the applicable depositary;

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to make any change that does not adversely affect the rights of any holder of debt securities;

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

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to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
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we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

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any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10).

DESCRIPTION OF CAPITAL STOCK
We have authority to issue 160,000,000 shares of common stock, par value $1.00 per share, and 2,000,000 shares of preferred stock, par value $1.00 per share. As of February 6, 2024, we had outstanding 53,813,931 shares of common stock and no shares of preferred stock. Our board of directors has authority, without action by our shareholders, to issue authorized and unissued shares of preferred stock in one or more series and, within certain limitations, to determine the voting rights (including the right to vote as a series on particular matters), preference as to dividends and in liquidation, conversion, redemption and other rights of each series.
The following description of our capital stock is a brief summary and does not purport to be complete and is subject to, and qualified in its entirety by, our Amended and Restated By-Laws and Restated Certificate of Incorporation, copies of which are filed with the SEC, and the applicable provisions of the Business Corporation Law of the State of New York (“NY Business Corporation Law”).
Common Stock
Voting Rights — Noncumulative Voting.   The holders of our common stock are entitled to one vote per share on all matters to be voted on by shareholders, including the election of directors. Shareholders are not entitled to cumulative voting rights, and, accordingly, the holders of a majority of the shares voting for the election of directors can elect the entire board of directors if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any person to our board of directors.
Our Restated Certificate of Incorporation requires the affirmative vote of 90% of our outstanding shares of common stock to authorize certain mergers, sales of assets, corporate reorganizations and other transactions with or relating to any person or entity that has acquired 30% or more of our outstanding common stock.
Dividends; Restriction on Payment of Dividends.   The holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors, in its discretion, from funds legally available for the purpose and subject to prior dividend rights of holders of any shares of preferred stock which may be outstanding.
Liquidation Rights.   Upon liquidation or dissolution of Arrow, subject to prior liquidation rights of the holders of preferred stock, if any, the holders of common stock are entitled to receive on a pro rata basis the remaining assets of Arrow available for distribution.
Other Rights.   Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to our common stock. All outstanding shares of common stock are fully paid and not liable to further calls or assessment by us.
Preferred Stock
Our board of directors is authorized, without further vote or action by the holders of our common stock, to issue by resolution an aggregate of 2,000,000 shares of preferred stock. These shares of preferred stock may be issued in one or more series as established from time to time by our board of directors. Our board of directors also is authorized to fix the number of shares and the designation or title of each series of preferred stock prior to the issuance of any shares of that series. Regarding each class or series of preferred stock, our board of directors will fix the voting powers, which may be full or limited, or there may be no voting powers. Our board of directors will also determine the preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each series of preferred stock. Our board of directors is further authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of the class or series then outstanding.
No shares of preferred stock are presently outstanding and we have no plans to issue a new series of preferred stock. It is not possible to state the effect of the authorization and issuance of any series of preferred stock upon the rights of the holders of common stock until our board of directors determines the specific terms, rights and preferences of a series of preferred stock. However, possible effects might include restricting dividends on the common stock, diluting the voting power of the common stock or impairing the liquidation rights of the common stock without further action by holders of common stock. In addition, under some circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management, which could thereby depress the market price of our common stock.
Anti-Takeover Provisions under New York Law
We are subject to Section 912 of the NY Business Corporation Law. With specified exemptions, this statute prohibits a New York corporation listed on a national securities exchange from engaging in a business combination (as defined in Section 912(a)(5)) with an interested shareholder (generally, a person that, together with its affiliates and associates, owns 20% or more of the corporation’s voting stock) for a period of five years after the date of the transaction in which the person became an interested shareholder.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company.

DESCRIPTION OF WARRANTS
We will set forth in the applicable prospectus supplement a description of any warrants issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
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a limited-purpose trust company organized under the New York Banking Law;

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a “banking organization” within the meaning of the New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
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DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

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we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•
an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

SELLING SECURITY HOLDERS
Information about any selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION
We or any of the selling security holders may sell the offered securities from time to time:
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directly to one of more purchasers;

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through agents;

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through underwriters;

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through dealers; or

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through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Arrow Electronics, Inc. Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of our internal control over financial reporting as of December 31, 2023, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.